UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):  April 22, 2008

Argyle Security, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51639	20-3101079
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Concord Plaza

Suite 700

San Antonio, Texas 78216

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(210) 828-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 22, 2008, Argyle Security, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Mezzanine Management Fund IV A and Mezzanine Management Fund IV Coinvest A (the “Purchasers”), and Sam Youngblood, Ron Chaimovski and Bob Marbut (together, with their affiliates, the “Stockholders”), pursuant to which the Purchasers purchased 18,750 shares of a newly created series of our preferred stock, designated “Series A Convertible Preferred Stock”, par value $0.0001 per share (the “Series A Preferred Shares”) for an aggregate purchase price of $15,000,000 (the “Series A Financing”).

The Series A Preferred Shares have no voting rights, except as required by law.

Each Series A Preferred Share is convertible into the Company’s common stock, $0.0001 par value (“Common Stock”), at any time, at the option of the holder, initially at a conversion price of $8.00 per share of Common Stock, subject to adjustment for stock dividends, stock splits or similar capital reorganizations, and weighted average price protection for certain issuances below the conversion price.

The holders of the Series A Preferred Shares shall be entitled to receive, on a cumulative basis, cash dividends, when, as and if declared by the Company’s Board of Directors, at the greater of (i) 3% per annum or (ii) the dividend payable on the equivalent amount of Common Stock into which the Series A Preferred Shares could be converted; provided, however, that such cash dividend must be paid at the earliest any of the following occur:  (A) the Company pays a dividend on the Common Stock, (B) the Company liquidates or there is a change in control, or (C) upon conversion of the Series A Preferred Shares, but only with respect to those Series A Preferred Shares so converted.

The Series A Preferred Shares have a liquidation preference to the Common Stock equal to the greater of (i) the sum of the original issue price (subject to adjustment for stock dividends, stock splits or similar capital reorganizations) plus all accrued but unpaid dividends, or (ii) the amount the holder would receive if all Series A Preferred Shares had been converted into Common Stock.

For as long as any shares of Series A Preferred Shares remain outstanding, the Company will be prohibited from (i) amending, waiving, altering or repealing in a way that adversely affects the rights, powers, preferences, or other special rights or privileges of the holders of the Series A Preferred Shares, whether by amendment to the Certificate of Incorporation, Bylaws, Certificate of Designation or other organization documents, or by merger, consolidation, reorganization or otherwise, (ii) increasing or decreasing (other than by redemption or conversion) the authorized number of shares of preferred stock or Series A Preferred Shares, or (iii) repurchasing, redeeming or reissuing any equity securities of the Company to which the Series A Preferred Shares rank senior and prior (whether with respect to dividends, redemption, or upon liquidation or otherwise), including the Common Stock, and any rights or options exercisable or convertible therefor, other than repurchases of shares of Common Stock from employees, officers, directors or consultants under agreements providing for such repurchase under certain conditions.

Under the Purchase Agreement, the Company has agreed to use reasonable best efforts to effect a registration under the Securities Act of 1933 covering the resale of the shares of Company Common Stock issuable upon conversion of the Series A Preferred Shares; provided that (i) the request is made by holders of Series A Preferred Shares representing not less than 50% of the shares of Common Stock issuable upon conversion of the Series A Preferred Shares, and (ii) only two such requests can be made, in the aggregate, by the Purchasers.  The Company also granted piggyback registration rights to the Purchasers.

The Company has granted a preemptive right to the Purchasers with respect to future financings by the Company and a right of first offer to provide financing for certain transactions.

The Company intends to use the net proceeds of the Series A Financing for working capital and general corporate purposes.  The Company has paid a one percent commitment fee paid to the Purchasers, and will reimburse the Purchasers’ transaction-related expenses and pay a fee of $900,000 to the placement agent, Rodman & Renshaw, LLC.

The Series A Preferred Shares have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirement.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designations and the Purchase Agreement attached hereto as Exhibits 3.1 and 10.1 and which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Series A Preferred Shares to the Purchasers, on April 22, 2008, and the issuance of shares of Common Stock upon conversion thereof, have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Purchasers have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. On April 21, 2008, the Company filed with the Delaware Secretary of State a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, that created the new Series A Preferred Shares, authorized 18,750 Series A Shares and designated the rights, preferences, privileges and limitations of the Series A Shares, as described in Item 1.01 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On April 24, 2008, the Company issued a press release announcing the completion of the Series A financing. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argyle Security, Inc., a Delaware corporation

Dated: April 24, 2008	By:	/s/ Donald F. Neville
Donald F. Neville
CHIEF FINANCIAL OFFICER

ARGYLE SECURITY, INC.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock.

10.1	Securities Purchase Agreement, dated as of April 22, 2008, among the Company, certain stockholders and purchasers named therein.

99.1	Press release of Argyle Security, Inc. dated April 24, 2008